                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        EDUCATION MANAGEMENT CORPORATION
             (Exact Name of Registrant as Specified on Its Charter)

     PENNSYLVANIA                       25-1119571
     (State or other jurisdiction       (I.R.S. Employer
     of incorporation or                Identification No.)
     organization

     300 SIXTH AVENUE                   15222
     PITTSBURGH, PENNSYLVANIA           (Zip Code)
     (Address of principal
     executive offices)

           EDUCATION MANAGEMENT CORPORATION 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             FREDERICK W. STEINBERG
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                        EDUCATION MANAGEMENT CORPORATION
                                300 SIXTH AVENUE
                        PITTSBURGH, PENNSYLVANIA  15222
                    (Name and address of agent for service)
                                 (412) 562-0900
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of securities        Amount to        Proposed maximum     Proposed maximum    Amount of
to be registered        be registered        offering price     aggregate offering  registration
                                                per share             price             fee
Common stock,
par value $0.01
per share                 1,000,000             $39.55(1)           $39,555,000      $3,639.06

(1) Pursuant to Rule 457(h), the proposed maximum offering price is estimated solely for the purpose of determining the registration fee, on the basis of the average of the high and low prices for the Common Stock of Education Management Corporation as reported on the NASDAQ Stock Market on April 3, 2002.

                                EXPLANATORY NOTE

     This Registration Statement is being filed to register an additional 1,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), of Education Management Corporation (the "Registrant") as a result of an increase in the number of shares of Common Stock issuable under the Education Management Corporation 1996 Stock Incentive Plan. The earlier Registration Statement on Form S-8 filed by the Registrant with the commission on January 22, 1997 (File No. 333-20073) is hereby incorporated by reference. This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The Company hereby incorporates by reference in this Registration Statement the following documents: a. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001; b. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2001 and December 31, 2001; c. the Company's Current Reports on Form 8-K dated September 26, 2001 and November 28, 2001 and the Registrant's Current Report on Form 8-K/A filed on October 30, 2001 (amending the Current Report on Form 8-K dated September 26, 2001); d. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since June 30, 2001; and e. The description of the Company's capital stock contained in the Registration Statement on Form S-1 (File No. 333-10385), as amended by Amendment No. 1, filed on October 1, 1996, as further amended by Amendment No. 2, filed on October 8, 1996, as further amended by Amendment No. 3, filed on October 28, 1996 (the "Form S-1"), including all amendments and reports updating such description. All documents subsequently filed by the Company pursuant to Section 13(a),13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by an subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Education Management Corporation 1996 Stock Incentive Plan (the "Plan") meeting the requirements of Section 10(a) of the Securities Act.

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Item 8. Exhibits.

4.1  Amended and Restated Articles of Incorporation     Incorporated herein by reference to Exhibit 3.01
                                                        to the Annual Report on Form 10-K for the year ended
                                                        June 30, 1997 (the "1997 Form 10-K")

4.2  Bylaws of the Company                              Incorporated herein by reference  to Exhibit 3.02 to the
                                                        1997 Form 10-K

5    Opinion of Kathleen Clover regarding the legality
     of the securities being registered                 Filed herewith

23.1 Consent of  Arthur Andersen LLP, independent
     public accountants for Education Management
     Corporation                                        Filed herewith

23.2 Consent of  Arthur Andersen LLP, independent
     public accountants for Argosy Education Group,
     Inc.                                               Filed herewith

23.3 Consent of Kathleen Clover, Assistant General
     Counsel to the Corporation, contained in the opinion filed herewith as Exhibit 5

24   Power of attorney                                  Incorporated by reference to Exhibit
                                                        24.01 to the Registration Statement on
                                                        Form S-8 (File No. 333-76096) filed on
                                                        December 28, 2001.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 4th day of April, 2002.

                        EDUCATION MANAGEMENT CORPORATION



                        By: /s/ Robert T. McDowell
                            ----------------------
                            Robert T. McDowell
                            Executive Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                          Capacity                                 Date
     ---------                          --------                                 ----
Robert B. Knutson*           Chairman of the Board                              April 4, 2002
------------------------     and Chief Executive Officer;
Robert B. Knutson            Director


/s/ Robert T. McDowell       Executive Vice President                           April 4, 2002
------------------------     and Chief Financial
Robert T. McDowell           Officer


Robert P. Gioella*           President and Chief                                April 4, 2002
------------------------     Operating Officer; Director
Robert P. Gioella


John R. McKernan, Jr.*       Vice Chairman; Director                            April 4, 2002
----------------------
John R. McKernan, Jr.


Robert H. Atwell*            Director                                           April 4, 2002
-----------------
Robert H. Atwell


James J. Burke, Jr.*         Director                                           April 4, 2002
--------------------
James J. Burke, Jr.


William M. Campbell, III*    Director                                           April 4, 2002
-------------------------
William M. Campbell, III


Albert Greenstone*           Director                                           April 4, 2002
------------------
Albert Greenstone


Miryam L. Knutson*           Director                                           April 4, 2002
------------------
Miryam L. Knutson


James S. Pasman, Jr.*        Director                                           April 4, 2002
---------------------
James S. Pasman, Jr.


Daniel M. Fitzpatrick*       Vice President and                                 April 4, 2002
----------------------       Controller
Daniel M. Fitzpatrick

* The undersigned attorney-in-fact, by signing his name below, does hereby sign this registration Statement on behalf of the above-named officers and directors pursuant to a power of attorney executed by such persons and filed herewith.



                                    /s/ Robert T. McDowell
                                    ----------------------
                                    Robert T. McDowell
                                    Executive Vice President
                                    and Chief Financial Officer

                                 EXHIBIT INDEX

4.1   Amended and Restated Articles of Incorporation        Incorporated herein by reference to
                                                            Exhibit 3.01 to the Annual Report on
                                                            Form 10-K for the year ended June
                                                            30, 1997 (the "1997 Form 10-K")

4.2   Bylaws of the Company                                 Incorporated herein by reference
                                                            to Exhibit 3.02 to the 1997 Form
                                                            10-K

5     Opinion of Kathleen Clover regarding the legality
      of the securities being registered                    Filed herewith

23.1  Consent of  Arthur Andersen LLP, independent
      public accountants for Education Management
      Corporation                                           Filed herewith

23.2  Consent of  Arthur Andersen LLP, independent
      public accountants for Argosy Education Group,
      Inc.                                                  Filed herewith

23.3  Consent of Kathleen Clover, Assistant General
      Counsel to the Corporation, contained in the opinion filed herewith as Exhibit 5

24    Power of attorney                                     Incorporated by reference to Exhibit
                                                            24.01 to the Registration Statement on
                                                            Form S-8 (File No. 333-76096) filed on
                                                            December 28, 2001.

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